DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE AMENDMENT NO. 6 TO OEM SUPPLY & DEVELOPMENT AGREEMENT Amendment No. 6 to OEM Supply & Development Agreement (the "Amendment"), between Olink Proteomics AB, a Swedish corporation with its principal place of business at Dag Hammarskjöld vag 52B, SE-752 37 Uppsala, Sweden ("Olink"), and Standard BioTools Inc. (formerly known as Fluidigm Corporation), a Delaware corporation organized and existing under the laws of the United States of America, with its principal office at Two Tower Place, Suite 2000, South San Francisco, CA 94080 USA ("SBI"), and together with Olink, the "Parties", and each, a "Party". WHEREAS, the Parties have entered into an OEM Supply & Development Agreement, with an Effective Date of March 31, 2020 and Amendment 1 (with an Effective Date of September 15, 2021), Amendment 2 (with an Effective Date of November 30, 2021), and Amendment 3 (with an Effective Date of February 4, 2022), Amendment 4 (with an Effective Date of April 5, 2022), Amendment 5 (with an Effective Date of June 1, 2022), (collectively, the "Existing Agreement"); and WHEREAS, the Existing Agreement contemplates New Projects between the Parties as set forth in Exhibit F to the Existing Agreement; and WHEREAS, the Parties hereto desire to add a New Project to the Existing Agreement as set forth in Appendix A – Version 2.0 21 CFR Part 11 Signature Q100 Instrument Software Development Project to this Amendment; and WHEREAS, the Parties hereto desire to amend the Existing Agreement on the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows: 1. Definitions. Capitalized terms used and not defined in this Amendment have the respective meanings assigned to them in the Existing Agreement. 2. New Project. The Parties hereby agree to perform and undertake their respective obligations set forth in Appendix A related to Q100 v2.0 Software updates, attached hereto and incorporated by this herein reference. 3. Date of Effectiveness; Limited Effect. This Amendment will become effective as of this August 29, 2022 (the "Amendment Effective Date"). Except as expressly provided in this Amendment, all of the terms and provisions of the Existing Agreement are and will remain in full force and effect and are hereby ratified and confirmed by the Parties. Without limiting the generality of the foregoing, the amendments contained herein will not be construed as an amendment to or waiver of any other provision of the Existing Agreement or as a waiver of or consent to any further or future action on the part of either Party that would require the waiver or consent of the other Party. On and after the Amendment Effective Date, each reference in the Existing Agreement to "this Agreement," "the

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE Agreement," "hereunder," "hereof," "herein," or words of like import, and each reference to the Existing Agreement in any other agreements, documents, or instruments executed and delivered pursuant to, or in connection with, the Existing Agreement, will mean and be a reference to the Existing Agreement as amended by this Amendment. 4. Representations and Warranties. Each Party hereby represents and warrants to the other Party that: (a) It has the full right, power, and authority to enter into this Amendment and to perform its obligations hereunder and under the Existing Agreement as amended by this Amendment. (b) The execution of this Amendment by the individual whose signature is set forth at the end of this Amendment on behalf of such Party, and the delivery of this Amendment by such Party, have been duly authorized by all necessary action on the part of such Party. (c) This Amendment has been executed and delivered by such Party and (assuming due authorization, execution, and delivery by the other Party hereto) constitutes the legal, valid, and binding obligation of such Party, enforceable against such Party in accordance with its terms. 5. Miscellaneous. (a) The headings in this Amendment are for reference only and do not affect the interpretation of this Amendment. (b) This Amendment may be executed in counterparts, each of which is deemed an original, but all of which constitute one and the same agreement. Delivery of an executed counterpart of this Amendment electronically or by facsimile shall be effective as delivery of an original executed counterpart of this Amendment. (c) This Amendment constitutes the sole and entire agreement between the Parties with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings, agreements, representations, and warranties, both written and oral, with respect to such subject matter. (d) Each Party shall pay its own costs and expenses in connection with this Amendment (including the fees and expenses of its advisors, accountants, and legal counsel). IN WITNESS WHEREOF, the Parties have executed this Amendment as of the Amendment Effective Date.

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE RD BIOTOO OLINK PROTEOMICS AB By Name: Title: Oskar Hjelm Group Finance Manager STANDA LS INC. By Name: Title: Peter Vuong VP

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE APPENDIX A – Version 2.0 21 CFR Part 11 Signature Q100 Instrument Software Development Project The Parties agree to work collaboratively during development and verification of Version 2.0 21 CFR Part 11 Signature Q100 Instrument Software for use with the Developed Products. Each Party shall assign resources to support the Project and designate points of contact to coordinate joint meetings and the exchange of information during the Project. Developed Products and any Q100 v2.0 Software updates under this development project will be developed by Standard BioTools Inc. in accordance with the Existing Agreement, mutually agreed upon Product requirements and procedures defined within the Standard BioTools Inc. Quality System. In the case that any runs are needed for verification using Olink chemistries, Olink agrees to provide Standard BioTools Inc. with Olink assays, panels, and reagents free of charge solely for use for the verification. Product requirements and/or Specifications will be documented in this Appendix. Any modifications to Specifications documents within Standard BioTools Inc. Quality System will be made to be compliant with the Requirements/Specifications and Acceptance Criteria in this Appendix. This will be input into the Standard BioTools Inc. Quality System. See table below: Software Specific:

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE Documentation specific: All other features: Product Requirements/Specifications: Acceptance Criteria

DocuSign Envelope ID: 9E9E7F5C-C117-4B88-AA76-E4E4C42223EE Developed Project Schedule A high-level overview of the Development Project Schedule with milestones is provided in Figure 1. Based on the goal of completing the Project in a timely manner to hasten time to market and support commercial launch of the Developed Products, a goal that is shared by each Party, it is anticipated that the Parties will work together in good faith to develop, achieve, or expedite the Developed Project Schedule, including but not limited to the dates on which Olink shall provide Standard BioTools Inc. the agreed to Olink Panels and reagents. The Parties agree that the Software Verification Milestone shall be completed within twenty one (21) weeks from the execution of the mutually agreed-to Amendment. The schedule set forth below is for illustrative purposes only and shall be finalized upon the mutual written agreement of both Parties. Figure 1: Developed Product Schedule with NRE Milestones Milestone dates may be accelerated and are subject to change based on (i) assumptions regarding the start date of the Project, (ii) the timing of deliverables due from either Party that impact the Developed Project Schedule and (iii) revisions agreed to jointly by the Parties during Milestone review or at any other mutually agreed upon time. Standard BioTools Inc. will provide Olink with timely requests for Olink Panels according to the mutually agreed upon Developed Project Schedule. If Olink fails to provide Standard BioTools Inc. with Olink Panels that meet mutually agreed upon performance specifications, all subsequent due dates for the Developed Project Schedule Milestones may be extended by